Joint Filer Information

Title of Security:       Common Stock and Convertible Bonds

Issuer & Ticker Symbol:  Epicor Software Corporation (EPIC)

Designated Filer:        Elliott International, L.P.

Other Joint Filers:      Elliott International Capital Advisors Inc. ("EICA")

Addresses:               The address of EICA is for 712 Fifth Avenue, 36th Floor
                         New York, New York 10019.

Signatures:


Dated:  September 26, 2008    ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.


                              By: /s/ Elliot Greenberg
                                  --------------------------------
                                  Elliot Greenberg, Vice President